SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported): September 20, 2002


                             UNILAB CORPORATION

           (Exact name of registrant as specified in its charter)


     Delaware                     0-22758                  95-4415490
(State or other           (Commission File Number)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)


         18448 Oxnard Street
         Tarzana, California                                   91356
(Address of principal executive offices)                      (Zip Code)


                               (818) 996-7300
             Registrant's telephone number, including area code


                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

         Attached hereto and incorporated herein by reference as Exhibit
99.1 is a copy of a press release issued by Unilab Corporation on September 20, 2002.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits

             (99.1)   Press Release, dated September 20, 2002.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       UNILAB CORPORATION
                                       (Registrant)


                                       By:  /s/ David W. Gee
                                            --------------------------
                                            Name:   David W. Gee
                                            Title:  Executive Vice President,
                                            Secretary and General Counsel

Exhibit No.                  Description
-----------                  -----------

(99.1)        Press Release issued by Unilab Corporation on September 20, 2002.

EXHIBIT (99.1)

For Immediate Release

SOURCE: Unilab Corporation

Unilab Announces Delay in Transaction with Quest Diagnostics

         TARZANA, Calif. -- (BUSINESS WIRE)--September 20, 2002 -- Unilab Corporation (Nasdaq:ULAB) announced today that Unilab and Quest Diagnostics Incorporated (NYSE: DGX) were engaged in discussions, including settlement discussions, with United States Federal Trade Commission regarding the proposed acquisition of Unilab by Quest Diagnostics. As a result, the parties no longer expect the transaction to close in the third quarter of 2002, as previously announced.

         Unilab also announced that it was in discussions with Quest Diagnostics regarding an extension of the termination date in the merger agreement between the parties. Unless extended, either party is permitted to terminate the merger agreement without payment of a break-up fee or expense reimbursement if Quest Diagnostics' exchange offer for Unilab's shares is not consummated on or before September 30, 2002.

Unilab Corporation is the largest provider of clinical laboratory testing services in California through its primary testing facilities in Los Angeles, San Jose and Sacramento and over 400 regional service and testing facilities located throughout the state. Additional information is available on the Company's website at www.unilab.com.

                               END OF FILING